EXHIBIT 10.2

AGREEMENT FOR COMPENSATION

The Parties, Greenhouse Solutions, Inc. and Michael A. Littman, hereby agree as follows:

That Mr. Littman has provided legal services for the Company for an extended period, several years, without compensation having been paid, and has outstanding billings of over $45,232 for services, which did not involve capital raising transactions, and Greenhouse Solutions, Inc. has agreed to pay Michael A. Littman by the issuance of S-8 registered stock to satisfy the obligation.  Mr. Littman has agreed to accept the shares in settlement of the outstanding bill, in full.

Dated September 21, 2016

Greenhouse Solutions, Inc.

/s/ Redgie Green

________________________________

/s/Michael A. Littman

________________________________

Michael A. Littman